Consent of Independent Registered Public Accounting Firm

M-Systems, Inc.

Sunnyvale, California

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3 of M-Systems Flash Disk Pioneers Ltd. (the "Company") of our report dated January 8, 2003, relating to the 2002 financial statements of M-Systems, Inc. (a wholly owned subsidiary of the Company), appearing in the Company`s Annual Report on Form 20-F for the year ended December 31, 2004.

BDO Seidman, LLP

San Jose, California

July 15, 2005

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